Exhibit 99.1

Broadcom Inc. Announces Second Quarter Fiscal Year 2026 Financial Results and Quarterly Dividend

•Revenue of $22,187 million for the second quarter, up 48 percent from the prior year period
•GAAP net income of $9,310 million for the second quarter; Non-GAAP net income of $12,074 million for the second quarter
•Adjusted EBITDA of $15,244 million for the second quarter, or 69 percent of revenue
•GAAP diluted EPS of $1.91 for the second quarter; Non-GAAP diluted EPS of $2.44 for the second quarter
•Cash from operations of $10,493 million for the second quarter, less capital expenditures of $231 million, resulted in $10,262 million of free cash flow, or 46 percent of revenue
•Quarterly common stock dividend of $0.65 per share
•Third quarter fiscal year 2026 revenue guidance of approximately $29.4 billion, an increase of 84 percent from the prior year period
•Third quarter fiscal year 2026 Non-GAAP operating income guidance of approximately 67 percent of projected revenue (1)
•Third quarter fiscal year 2026 Adjusted EBITDA guidance of approximately 68 percent of projected revenue (1)

PALO ALTO, Calif. – June 3, 2026 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its second quarter of fiscal year 2026, ended May 3, 2026, provided guidance for its third quarter of fiscal year 2026 and announced its quarterly dividend.

“Broadcom achieved record revenue, operating profit and free cash flow in Q2 driven by accelerating growth in AI semiconductor revenue and strong operating leverage. Q2 semiconductor revenue from AI of $10.8 billion grew 143% year-over-year, above our forecast, driven by increasing demand for custom AI accelerators and AI networking,” said Hock Tan, President and CEO of Broadcom Inc. “The momentum continues and in Q3 we expect semiconductor revenue from AI to grow over 200 percent year-over-year to $16.0 billion.”

“Q2 consolidated revenue grew 48% year-over-year to a record $22.2 billion. Adjusted EBITDA increased 52% year-over-year to a record $15.2 billion, representing 69% of revenue,” said Kirsten Spears, CFO of Broadcom Inc. “In Q3 we expect consolidated revenue growth to increase 84% year-over-year to $29.4 billion, with non-GAAP operating margin stable at 67% reflecting our strong operating leverage.”

________________________________
(1) The Company is not readily able to provide a reconciliation of projected non-GAAP financial measures presented to the relevant projected GAAP measures without unreasonable effort.

Second Quarter Fiscal Year 2026 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q2 26	Q2 25	Change	Q2 26	Q2 25	Change
Net revenue	$22,187	$15,004	+48%	$22,187	$15,004	+48%
Net income	$9,310	$4,965	+88%	$12,074	$7,787	+55%
Earnings per common share - diluted	$1.91	$1.03	+85%	$2.44	$1.58	+54%

(Dollars in millions)	Q2 26	Q2 25	Change
Cash flow from operations	$10,493	$6,555	+60%
Adjusted EBITDA	$15,244	$10,001	+52%
Free cash flow	$10,262	$6,411	+60%

Net revenue by segment
(Dollars in millions)	Q2 26		Q2 25		Change
Semiconductor solutions	$15,009	68%	$8,408	56%	+79%
Infrastructure software	7,178	32	6,596	44	+9%
Total net revenue	$22,187	100%	$15,004	100%

The Company’s cash and cash equivalents at the end of the fiscal quarter were $19,628 million, compared to $14,174 million at the end of the prior fiscal quarter.

During the second fiscal quarter, the Company generated $10,493 million in cash from operations and spent $231 million on capital expenditures, resulting in $10,262 million of free cash flow.

On March 31, 2026, the Company paid a cash dividend of $0.65 per share, totaling $3,092 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below and presented in detail in the financial reconciliation tables attached to this release.

Third Quarter Fiscal Year 2026 Business Outlook

Based on current business trends and conditions, the outlook for the third quarter of fiscal year 2026, ending August 2, 2026, is expected to be as follows:

•Third quarter revenue guidance of approximately $29.4 billion;
•Third quarter non-GAAP operating income guidance of approximately 67 percent of projected revenue;
•Third quarter Adjusted EBITDA guidance of approximately 68 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected non-GAAP financial measures to the relevant projected GAAP measures without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Board of Directors of Broadcom has approved a quarterly cash dividend of $0.65 per share. The dividend is payable on June 30, 2026 to stockholders of record at the close of business (5:00 p.m. Eastern Time) on June 22, 2026.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the second quarter of fiscal year 2026 and to discuss the business outlook today at 2:00 p.m. Pacific Time.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

Replay: An audio replay of the conference call can be accessed for one year through the Investors section of Broadcom’s website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. When possible, a reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. The Company is not readily able to provide a reconciliation of projected non-GAAP measures to the comparable GAAP measures without unreasonable effort. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related costs, including integration costs, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a technology leader that designs, develops, and supplies semiconductors and infrastructure software for global organizations’ complex, mission-critical needs. Broadcom combines long-term R&D investment with superb execution to deliver the best technology, at scale. Broadcom is a Delaware corporation headquartered in Palo Alto, CA. For more information, visit www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, our plans and expectations with regard to our share repurchases, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, current information available to Broadcom’s management, and current market trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in these forward-looking statements. Accordingly, undue reliance should not be placed on such statements.

Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and uncertainty; government regulations, trade restrictions and trade tensions; global political and economic conditions relating to our international operations; cyclicality in the semiconductor industry undergoing profound change due to AI; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; the slow or unsuccessful return on our research and development investments, expansion of our business strategy or adoption of new business models; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; our ability to continue winning business in the semiconductor solutions industry; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; dependence on senior management and our ability to attract and retain qualified personnel; our ability to maintain or improve gross margin; our ability to protect against cybersecurity threats and a breach of security systems; prolonged disruptions of our, our customers’ or our suppliers’ facilities or other significant operations; our ability to maintain appropriate manufacturing capacity and quality; dependence on and risks associated with distributors and other channel partners of our products; ability of our software portfolio to manage and secure IT infrastructures and environments; demand for our data center virtualization products and customer acceptance of our software, services and business strategy; competitiveness of our software solutions and compatibility of our software with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; use of open source software in our software and services; sales to government customers; our ability to manage our software solutions and services lifecycles; our competitive performance; quarterly and annual fluctuations in operating results; any acquisitions or dispositions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; involvement in legal proceedings; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims, or other undetected defects or bugs; our compliance with privacy and data security laws; corporate responsibility matters; our provision for income taxes and overall cash tax costs; our ability to maintain tax concessions in certain jurisdictions; potential tax liabilities as a result of acquiring VMware; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; the amount and frequency of our share repurchase program; and other events and trends on a national, regional, industry-specific and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which are available without charge at the SEC’s website at https://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
650-427-6000
investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 3, 2026	February 1, 2026	May 4, 2025	May 3, 2026	May 4, 2025

Net revenue	$22,187	$19,311	$15,004	$41,498	$29,920
Cost of revenue:
Cost of revenue	5,301	4,679	3,296	9,980	6,569
Amortization of acquisition-related intangible assets	1,461	1,462	1,483	2,923	2,967
Restructuring charges	10	13	28	23	42
Total cost of revenue	6,772	6,154	4,807	12,926	9,578
Gross margin	15,415	13,157	10,197	28,572	20,342
Research and development	2,995	2,965	2,693	5,960	4,946
Selling, general and administrative	1,055	1,019	1,083	2,074	2,032
Amortization of acquisition-related intangible assets	506	507	506	1,013	1,017
Restructuring and other charges	71	103	86	174	258
Total operating expenses	4,627	4,594	4,368	9,221	8,253
Operating income	10,788	8,563	5,829	19,351	12,089
Interest expense	(776)	(801)	(769)	(1,577)	(1,642)
Other income, net	118	433	25	551	128
Income before income taxes	10,130	8,195	5,085	18,325	10,575
Provision for income taxes	820	846	120	1,666	107
Net income	$9,310	$7,349	$4,965	$16,659	$10,468

Net income per share:
Basic	$1.96	$1.55	$1.05	$3.51	$2.23
Diluted	$1.91	$1.50	$1.03	$3.41	$2.17

Weighted-average shares used in per share calculations:
Basic	4,747	4,741	4,707	4,744	4,701
Diluted	4,876	4,888	4,826	4,882	4,831

Stock-based compensation expense:
Cost of revenue	$223	$236	$203	$459	$356
Research and development	1,395	1,447	1,169	2,842	1,991
Selling, general and administrative	474	493	399	967	704
Total stock-based compensation expense	$2,092	$2,176	$1,771	$4,268	$3,051

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 3, 2026	February 1, 2026	May 4, 2025	May 3, 2026	May 4, 2025

Gross margin on GAAP basis	$15,415	$13,157	$10,197	$28,572	$20,342
Amortization of acquisition-related intangible assets	1,461	1,462	1,483	2,923	2,967
Stock-based compensation expense	223	236	203	459	356
Restructuring charges	10	13	28	23	42
Gross margin on non-GAAP basis	$17,109	$14,868	$11,911	$31,977	$23,707

Research and development on GAAP basis	$2,995	$2,965	$2,693	$5,960	$4,946
Stock-based compensation expense	1,395	1,447	1,169	2,842	1,991
Research and development on non-GAAP basis	$1,600	$1,518	$1,524	$3,118	$2,955

Selling, general and administrative expense on GAAP basis	$1,055	$1,019	$1,083	$2,074	$2,032
Stock-based compensation expense	474	493	399	967	704
Acquisition-related costs	—	2	90	2	197
Selling, general and administrative expense on non-GAAP basis	$581	$524	$594	$1,105	$1,131

Total operating expenses on GAAP basis	$4,627	$4,594	$4,368	$9,221	$8,253
Amortization of acquisition-related intangible assets	506	507	506	1,013	1,017
Stock-based compensation expense	1,869	1,940	1,568	3,809	2,695
Restructuring and other charges	71	103	86	174	258
Acquisition-related costs	—	2	90	2	197
Total operating expenses on non-GAAP basis	$2,181	$2,042	$2,118	$4,223	$4,086

Operating income on GAAP basis	$10,788	$8,563	$5,829	$19,351	$12,089
Amortization of acquisition-related intangible assets	1,967	1,969	1,989	3,936	3,984
Stock-based compensation expense	2,092	2,176	1,771	4,268	3,051
Restructuring and other charges	81	116	114	197	300
Acquisition-related costs	—	2	90	2	197
Operating income on non-GAAP basis	$14,928	$12,826	$9,793	$27,754	$19,621

Interest expense on GAAP basis	$(776)	$(801)	$(769)	$(1,577)	$(1,642)
Loss on debt extinguishment	31	55	—	86	65
Interest expense on non-GAAP basis	$(745)	$(746)	$(769)	$(1,491)	$(1,577)

Other income, net on GAAP basis	$118	$433	$25	$551	$128
Excise tax benefit	—	(315)	—	(315)	—
Other	—	—	6	—	(21)
Other income, net on non-GAAP basis	$118	$118	$31	$236	$107

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 3, 2026	February 1, 2026	May 4, 2025	May 3, 2026	May 4, 2025
Provision for income taxes on GAAP basis	$820	$846	$120	$1,666	$107
Non-GAAP tax reconciling adjustments	1,407	1,167	1,148	2,574	2,434
Provision for income taxes on non-GAAP basis	$2,227	$2,013	$1,268	$4,240	$2,541

Net income on GAAP basis	$9,310	$7,349	$4,965	$16,659	$10,468
Amortization of acquisition-related intangible assets	1,967	1,969	1,989	3,936	3,984
Stock-based compensation expense	2,092	2,176	1,771	4,268	3,051
Restructuring and other charges	81	116	114	197	300
Acquisition-related costs	—	2	90	2	197
Loss on debt extinguishment	31	55	—	86	65
Excise tax benefit	—	(315)	—	(315)	—
Other	—	—	6	—	(21)
Non-GAAP tax reconciling adjustments	(1,407)	(1,167)	(1,148)	(2,574)	(2,434)
Net income on non-GAAP basis	$12,074	$10,185	$7,787	$22,259	$15,610

Net income on GAAP basis	$9,310	$7,349	$4,965	$16,659	$10,468
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	1,967	1,969	1,989	3,936	3,984
Stock-based compensation expense	2,092	2,176	1,771	4,268	3,051
Restructuring and other charges	81	116	114	197	300
Acquisition-related costs	—	2	90	2	197
Loss on debt extinguishment	31	55	—	86	65
Excise tax benefit	—	(315)	—	(315)	—
Other	—	—	6	—	(21)
Non-GAAP tax reconciling adjustments	(1,407)	(1,167)	(1,148)	(2,574)	(2,434)
Other Adjustments:
Interest expense	745	746	769	1,491	1,577
Provision for income taxes on non-GAAP basis	2,227	2,013	1,268	4,240	2,541
Depreciation	163	150	142	313	284
Amortization of purchased intangibles and right-of-use assets	35	34	35	69	72
Adjusted EBITDA	$15,244	$13,128	$10,001	$28,372	$20,084

Weighted-average shares used in per share calculations - diluted on GAAP basis	4,876	4,888	4,826	4,882	4,831
Non-GAAP adjustment (1)	64	69	111	66	85
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	4,940	4,957	4,937	4,948	4,916

Net cash provided by operating activities	$10,493	$8,260	$6,555	$18,753	$12,668
Purchases of property, plant and equipment	(231)	(250)	(144)	(481)	(244)
Free cash flow	$10,262	$8,010	$6,411	$18,272	$12,424

(1) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	May 3, 2026	November 2, 2025

ASSETS
Current assets:
Cash and cash equivalents	$19,628	$16,178
Trade accounts receivable, net	10,830	7,145
Inventory	4,328	2,270
Other current assets	7,427	5,980
Total current assets	42,213	31,573
Long-term assets:
Property, plant and equipment, net	2,788	2,530
Goodwill	97,801	97,801
Intangible assets, net	28,333	32,273
Other long-term assets	8,023	6,915
Total assets	$179,158	$171,092

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,337	$1,560
Employee compensation and benefits	1,134	2,129
Short-term debt	2,252	3,152
Other current liabilities	13,139	11,673
Total current liabilities	18,862	18,514
Long-term liabilities:
Long-term debt	62,655	61,984
Other long-term liabilities	9,950	9,302
Total liabilities	91,467	89,800

Stockholders’ equity:
Preferred stock	—	—
Common Stock	5	5
Additional paid-in capital	75,312	71,308
Retained earnings	12,166	9,761
Accumulated other comprehensive income	208	218
Total stockholders' equity	87,691	81,292
Total liabilities and equity	$179,158	$171,092

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 3, 2026	February 1, 2026	May 4, 2025	May 3, 2026	May 4, 2025

Cash flows from operating activities:
Net income	$9,310	$7,349	$4,965	$16,659	$10,468
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	2,002	2,003	2,024	4,005	4,056
Depreciation	163	150	142	313	284
Stock-based compensation	2,092	2,176	1,771	4,268	3,051
Deferred taxes and other non-cash taxes	(603)	(455)	(571)	(1,058)	(1,267)
Loss on debt extinguishment	31	55	—	86	65
Non-cash interest expense	67	72	94	139	191
Other	3	15	40	18	81
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(2,370)	(1,315)	(590)	(3,685)	(1,129)
Inventory	(1,366)	(692)	(109)	(2,058)	(257)
Accounts payable	149	534	(613)	683	(372)
Employee compensation and benefits	270	(1,261)	287	(991)	(621)
Other current assets and current liabilities	474	(692)	(55)	(218)	(29)
Other long-term assets and long-term liabilities	271	321	(830)	592	(1,853)
Net cash provided by operating activities	10,493	8,260	6,555	18,753	12,668
Cash flows from investing activities:
Purchases of property, plant and equipment	(231)	(250)	(144)	(481)	(244)
Purchases of investments	(23)	(114)	(57)	(137)	(162)
Sales of investments	39	244	78	283	96
Other	7	5	(10)	12	3
Net cash used in investing activities	(208)	(115)	(133)	(323)	(307)
Cash flows from financing activities:
Proceeds from long-term borrowings	—	4,474	749	4,474	3,735
Payments on debt obligations	(1,250)	(3,650)	—	(4,900)	(8,090)
Proceeds from (repayments of) commercial paper, net	—	—	(119)	—	3,861
Payments of dividends	(3,092)	(3,086)	(2,785)	(6,178)	(5,559)
Repurchases of common stock - repurchase program	(600)	(7,850)	(2,450)	(8,450)	(2,450)
Shares repurchased for tax withholdings on vesting of equity awards	—	—	(1,766)	—	(3,802)
Issuance of common stock	113	—	118	113	118
Other	(2)	(37)	(4)	(39)	(50)
Net cash used in financing activities	(4,831)	(10,149)	(6,257)	(14,980)	(12,237)

Net change in cash and cash equivalents	5,454	(2,004)	165	3,450	124
Cash and cash equivalents at beginning of period	14,174	16,178	9,307	16,178	9,348
Cash and cash equivalents at end of period	$19,628	$14,174	$9,472	$19,628	$9,472

Supplemental disclosure of cash flow information:
Cash paid for interest	$695	$619	$700	$1,314	$1,371
Cash paid for income taxes	$1,099	$782	$608	$1,881	$1,012